Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS THIRD QUARTER 2015 RESULTS

•	Total assets under management (“AUM”)[1] increased to $91.5 billion, a 14.9% increase year over year
•	$6.5 billion in gross capital raised during the three months ended September 30, 2015 and $15.5 billion raised over the twelve months ended September 30, 2015
•	Fee related earnings were $43.1 million and $137.2 million for the three and nine months ended September 30, 2015, up 5% and 28% from the three and nine months ended September 30, 2014, respectively
•	Economic net income was $6.0 million on a pre-tax basis and ($0.00) per unit, [2] net of tax, down from $72.1 million on a pre-tax basis and $0.32 per unit for the three months ended September 30, 2014
•

Distributable earnings were $39.6 million on a pre-tax basis and $0.14 per common unit, net of tax, down from $65.3 million on a pre-tax basis and $0.26 per common unit, net of tax, for the three months ended September 30, 2014

•	Declared third quarter distribution of $0.13 per common unit compared to $0.24 for the third quarter of 2014
•	Third quarter net loss attributable to Ares Management, L.P. was $11.3 million

LOS ANGELES -- Ares Management, L.P.  (“the Company,” “Ares,” “we,” and “our”) (NYSE:ARES) today reported its financial results for the quarter ended September 30, 2015.

“While our earnings were impacted by significant third quarter global market volatility and short-term unrealized changes in valuations for our assets, the fundamental performance of our business and our portfolio continues to be strong,” said Tony Ressler, Chairman and Chief Executive Officer of Ares. “Existing and new clients continue to entrust us with their capital as we have delivered attractive long term returns and as we have expanded our platform capabilities.”

Ares reported growth in AUM and Fee Earning Assets Under Management (“FEAUM”) of 14.9% and 11.4%, year over year, reaching $91.5 billion and $66.7 billion, respectively. Third quarter gross capital raised totaled $6.5 billion primarily driven by fundraising in the Tradable Credit and Direct Lending Groups.

“We continued to deliver strong fundraising results with $6.5 billion in gross new capital raised across three of our four business groups,” said Michael Arougheti, President of Ares. “We believe we are well positioned to grow our management fees and fee related earnings in 2016 from our fundraising efforts involving several of our flagship funds and the expected deployment of a portion of our available capital.”

Economic net income for the three months ended September 30, 2015 was $6.0 million compared to $72.1 million for the three months ended September 30, 2014. Third quarter economic net income, net of income taxes, was ($0.6) million, or ($0.00) per unit, compared to $67.4 million, or $0.32 per unit, for the third quarter of 2014. The decrease in economic net income was primarily driven by a decline in net investment income, largely attributable to portfolio investments in our ACOF Asia fund in the Private Equity Group and certain alternative credit funds in the Tradable Credit Group, and, to a lesser extent, reduced net performance fees in the Private Equity, Direct Lending and Tradable Credit Groups and lower fee related earnings in the Real Estate Group. The decrease was partially offset by an increase in fee related earnings in the Private Equity, Direct Lending and Tradable Credit Groups. Economic net income for the nine months ended September 30, 2015 was $164.9 million compared to $224.5 million for the nine months ended September 30, 2014.

1

In this press release we refer to certain non-GAAP financial measures, including assets under management, fee earning assets under management, economic net income, fee related earnings, performance related earnings and distributable earnings. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, where applicable, as well as an explanation of why we use these measures, are included in this press release.

2

Total units outstanding represents the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis, and the dilutive effects of the Company’s equity-based awards. See Exhibit F for more details.

Distributable earnings were $39.6 million for the three months ended September 30, 2015 compared to $65.3 million for the three months ended September 30, 2014. The decrease was primarily driven by declines in realized net performance fees and in realized net investment income in the Tradable Credit and Private Equity Groups and in fee related earnings in the Real Estate Group. This decrease was partially offset by an increase in fee related earnings in the Private Equity, Direct Lending and Tradable Credit Groups. Distributable earnings were $179.8 million for the nine months ended September 30, 2015 compared to $168.2 million for the nine months ended September 30, 2014. The increase was primarily driven by an increase in fee related earnings in the Private Equity, Direct Lending and Tradable Credit Groups, partially offset by a decline in realized net performance fees and realized net investment income in the Tradable Credit and Private Equity Groups.

For the third quarter ended September 30, 2015, distributable earnings after income taxes allocated to common unitholders were $11.3 million, or $0.14 per common unit. Ares declared a third quarter distribution of $0.13 per common unit payable on December 8, 2015 to common unitholders of record as of November 24, 2015.

Ares has also provided additional information in its Third Quarter 2015 Earnings Presentation, which can be viewed at www.aresmgmt.com under “Investor Resources – Presentations and Reports.”

ARES MANAGEMENT, L.P.

Key Performance Metrics as of September 30, 2015

($ in thousands, except unit data and as otherwise noted)	Three months ended September 30,		%	Nine months ended September 30,		%
	2015	2014	Change	2015	2014(1)	Change
Management Fees (includes ARCC Part I Fees of $31,680 and $31,156 for the three months ended September 30, 2015 and 2014, respectively and $89,972 and $85,140 for the nine months ended September 30, 2015 and 2014, respectively)	$162,210	$153,676	6%	$485,013	$436,940	11%
Admin. & Other Fees	8,026	6,568	22%	22,409	20,009	12%
Compensation & Benefits(2)	(96,465)	(93,408)	3%	(281,682)	(272,504)	3%
General & Administrative Expenses(3)	(30,691)	(25,613)	20%	(88,551)	(77,220)	15%
Fee Related Earnings	$43,080	$41,223	5%	$137,189	$107,225	28%

Net Performance Fees	($5,916)	$9,415	NM	$43,872	$50,766	(14%)
Net Investment Income	(31,129)	21,417	NM	(16,123)	66,515	NM
Performance Related Earnings	($37,045)	$30,832	NM	$27,749	$117,281	(76%)

Economic Net Income	$6,035	$72,055	(92%)	$164,938	$224,506	(27%)
Economic Net Income After Income Taxes(4)	($562)	$67,368	NM	$142,619	$209,809	(32%)
Economic Net Income After Income Taxes per Unit(4)	($0.00)	$0.32	NM	$0.67	$0.99	(32%)
Distributable Earnings	$39,584	$65,324	(39%)	$179,835	$168,218	7%
Distributable Earnings After Income Taxes per Common Unit(5)	$0.14	$0.26	(46%)	$0.68	$0.66	3%

Other Data
Accrued Incentives (Gross)	$565,385	$526,763	7%	$565,385	$526,763	7%
Accrued Incentives (Net)	153,116	166,533	(8%)	153,116	166,533	(8%)
Total Fee Revenue(6)	156,292	163,091	(4%)	528,886	487,706	8%
Management Fees as a Percentage of Total Fee Revenue(6)	103.8%	94.2%	-	91.7%	89.6%	-

(1)

Ares completed its IPO and related reorganization on May 7, 2014, and accordingly the financial results for the nine months ended September 30, 2014 reported herein include the results of our predecessor owners.

(2)

Includes compensation and benefits expenses attributable to OMG of $31.9 million and $27.1 million for the three months ended September 30, 2015 and 2014, respectively, and $87.9 million and $80.7 million for the nine months ended September 30, 2015 and 2014, respectively, which are not allocated to an operating segment.

(3)

Includes G&A expenses attributable to OMG of $15.1 million and $14.0 million for the three months ended September 30, 2015 and 2014, respectively, and $46.5 million and $40.5 million for the nine months ended September 30, 2015 and 2014, respectively, which are not allocated to an operating segment.

(4)

For the nine months ended September 30, 2014, represents pro forma results assuming Ares’ IPO and reorganization had taken place on January 1, 2014. Total units of 214,335,500 for the three months ended September 30, 2015 includes common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis, and the dilutive effects of the Company’s equity-based awards.

(5)

Distributable earnings attributable to common unitholders is presented on a pro forma basis for the nine months ending September 30, 2014 as if Ares’ IPO occurred on January 1, 2014. The per unit calculation uses total common units outstanding. See “Exhibit G. Per Unit Calculations For the Three Months Ended September 30, 2015” for more detail.

(6)	Total fee revenue is calculated as management fees plus net performance fees.

Management Fee Revenue. Management fee revenue increased by $8.5 million to $162.2 million for the three months ended September 30, 2015 compared to the three months ended September 30, 2014. For the nine months ended September 30, 2015, management fee revenue increased by $48.1 million to $485.0 million over the same period in 2014. The increase for both periods was primarily due to management fee contracts acquired in the Energy Investors Funds (“EIF”) acquisition in the first quarter of 2015, deployment of European Direct Lending funds and new capital raised and related deployment at ARCC. The increase was partially offset by a decrease in management fees in the Real Estate and Tradable Credit Groups due to certain funds that are past their reinvestment periods, as well as fund liquidations and distributions and one-time catch up fees attributable to certain funds in the Real Estate Group recognized in the third quarter of 2014.

Compensation and Benefits. Compensation and benefits expenses increased by $3.1 million to $96.5 million for the three months ended September 30, 2015 compared to the three months ended September 30, 2014. For the nine months ended September 30, 2015, compensation and benefits expenses increased by $9.2 million to $281.7 million over the same period in 2014. Both increases were attributable to merit-based increases and increased headcount, including approximately 100 additional professionals from the Keltic Financial Services and Keltic Financial Partners (“Keltic”), First Capital Holdings (“FCC”) and EIF acquisitions.

General and Administrative Expenses. General and administrative expenses increased by $5.1 million to $30.7 million for the three months ended September 30, 2015 compared to the three months ended September 30, 2014. For the nine months ended September 30, 2015, general and administrative expenses increased by $11.3 million to $88.6 million over the same period in 2014. Both increases were primarily driven by additional occupancy and office expenses, growth in personnel and geographical expansion and expenses relating to the Keltic, FCC and EIF acquisitions.

Fee Related Earnings. FRE increased by $1.9 million, or 4.5%, to $43.1 million for the three months ended September 30, 2015 compared to the three months ended September 30, 2014. FRE increased by $30.0 million, or 27.9%, to $137.2 million for the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014. For both periods, the growth in FRE was attributable to an increase in management fees in the Private Equity and Direct Lending Groups and a decrease in compensation and benefits expenses in the Tradable Credit and Real Estate Groups.

Performance Related Earnings. PRE was ($37.0) million for the three months ended September 30, 2015 compared to $30.8 million for the three months ended September 30, 2014. PRE was $27.7 million for the nine months ended September 30, 2015 compared to $117.3 million for the nine months ended September 30, 2014. For both periods, the decrease in PRE was primarily attributable to reduced investment income from unrealized market depreciation of equity investments held by ACOF Asia in the Private Equity Group and lower performance of certain underlying investments in certain funds in the Private Equity and Tradable Credit Groups, which resulted in the reversal of previously recognized unrealized performance fees in those funds. For the nine month period, the decrease was partially offset by an increase in net performance fees in certain European funds in the Direct Lending Group.

Economic Net Income. ENI was $6.0 million for the three months ended September 30, 2015 compared to $72.1 million for the three months ended September 30, 2014. ENI after provision for income taxes was ($0.6) million, or ($0.00) per unit, for the three months ended September 30, 2015 compared to $67.4 million, or $0.32 per unit for the three months ended September 30, 2014. The decrease in ENI was due to unrealized depreciation in net investment income of $52.5 million and lower net performance fees of $15.3 million. The decrease was offset by an increase in FRE of $1.9 million. For the nine months ended September 30, 2015, ENI was $164.9 million, compared to $224.5 million for the nine months ended September 30, 2014. The decrease in ENI was primarily driven by a decline in net investment income of $82.6 million, partially offset by an increase in FRE of $30.0 million. ENI after provision for taxes was $142.6 million, or $0.67 per unit, for the nine months ended September 30, 2015 compared to $209.8 million, or $0.99 per unit for the nine months ended September 30, 2014.

Distributable Earnings. Total distributable earnings decreased by $25.7 million to $39.6 million for the three months ended September 30, 2015 compared to the three months ended September 30, 2014. The decrease was primarily driven by declines in realized net performance fees and in realized net investment income in the Tradable Credit and Private Equity Groups and in fee related earnings in the Real Estate Group. This decrease was partially offset by an increase in fee related earnings in the Private Equity, Direct Lending and Tradable Credit Groups. For the nine months ended September 30, 2015, total distributable earnings increased by $11.6 million to $179.8 million compared to the nine months ended September 30, 2014. The increase was primarily driven by an increase in fee related earnings in the Private Equity, Direct Lending and Tradable Credit Groups, partially offset by a decline in realized net performance fees and realized net investment income in the Tradable Credit and Private Equity Groups.

Accrued Incentives Fees. Net accrued incentive fees as of September 30, 2015 decreased by $13.4 million to $153.1 million compared to $166.5 million as of September 30, 2014. The decrease in net accrued incentive fees was primarily attributable to the realization of accrued fees in the Tradable Credit Group as a result of (i) the liquidation of certain long-only funds and (ii) increased realization on certain alternative credit funds. This decrease was partially offset by (i) an increase in accrued incentive fees from ACOF III and ACOF IV in the Private Equity Group, as a result of market appreciation of their investment portfolios and (ii) an increase in accrued performance fees from ACE II in the Direct Lending Group, as a result of market appreciation of the fund’s investment portfolio.

Assets Under Management

($ in millions)	For the three months ended September 30, 2015	For the twelve months ended September 30, 2015
Beginning of Period AUM	$87,522	$79,616
Acquisitions (1)	-	4,581
Commitments (2)	6,453	14,985
Capital Reduction (3)	(978)	(2,875)
Distribution (4)	(1,121)	(5,330)
Change in Fund Value (5)	(359)	539
End of Period AUM	$91,517	$91,517
Average AUM	$89,519	$85,566

(1)	Represents AUM acquired via acquisition.
(2)

Represents net new commitments during the period, including equity and debt commitments, reductions of previous commitments, and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles.

(3)	Represents the permanent reduction in leverage during the period.
(4)	Represents distributions and redemptions net of recallable amounts.
(5)	Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency.

Total AUM was $91.5 billion as of September 30, 2015, an increase of $4.0 billion, or 4.6%, compared to total AUM of $87.5 billion as of June 30, 2015. For the three months ended September 30, 2015, the increase in AUM was primarily driven by net new commitments of $6.5 billion, which mainly consisted of (i) $2.0 billion in debt commitments and $224.7 million in equity commitments to the Tradable Credit Group’s long-only credit funds, (ii) $1.3 billion in debt commitments and $2.3 billion in equity commitments to the Direct Lending Group’s funds and (iii) $657.9 million in equity commitments to the Real Estate Group’s funds. The increase in AUM was partially offset by capital reduction of $1.0 billion and distributions of $1.1 billion, of which $290.6 million was attributable to the Tradable Credit Group, $236.4 million was attributable to the Direct Lending Group, $75.5 million was attributable to the Private Equity Group and $518.6 million was attributable to the Real Estate Group.

Fee-Earning Assets Under Management

($ in millions)	For the three months ended September 30, 2015	For the twelve months ended September 30, 2015
Beginning of Period FEAUM	$66,008	$59,920
Acquisitions (1)	-	4,046
Commitments (2)	2,443	5,468
Subscriptions / Deployment / Increase in Leverage (3)	840	5,988
Redemptions / Distributions / Decrease in Leverage (4)	(2,717)	(8,243)
Market Appreciation (5)	(5)	305
Change in Fee Basis	152	(762)
End of Period FEAUM	$66,722	$66,722
Average FEAUM	$66,365	$63,321

(1)	Represents fee earning AUM acquired via acquisition.
(2)	Represents net new commitments during the period for funds that earn management fees based on committed capital.
(3)	Represents subscriptions, capital deployment and increase in leverage (for funds that earn fees on a gross asset basis).
(4)	Represents redemptions, distributions and decrease in leverage (for funds that earn fees on a gross asset basis).
(5)

Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency for funds that earn management fees based on market value.

Total Fee Earning Assets Under Management (“FEAUM”) was $66.7 billion as of September 30, 2015, an increase of $0.7 billion, or 1.1%, compared to total FEAUM of $66.0 billion as of June 30, 2015. The increase in FEAUM was primarily driven by net new commitments of $2.4 billion, primarily comprised of $1.4 billion in the Tradable Credit Group, $384.7 million in the Direct Lending Group, and $533.7 million in the Real Estate Group. Subscriptions / deployment / increase in leverage of $840.4 million further added to the increase in FEAUM. Partially offsetting the increase in FEAUM were redemptions / distributions / decreases in leverage of $2.7 billion in the Tradable Credit and Direct Lending Groups.

Incentive Generating AUM and Incentive Eligible AUM

($ in millions)

	As of September 30, 2015		As of June 30, 2015
	Incentive Generating AUM	Incentive Eligible AUM	Incentive Generating AUM	Incentive Eligible AUM
Tradable Credit Group	$1,003	$6,438	$1,225	$6,933
Direct Lending Group	11,569	17,246	11,112	15,428
Private Equity Group	7,467	9,685	7,391	9,809
Real Estate Group	2,290	6,777	2,094	6,171
Total	$22,329	$40,145	$21,821	$38,340

Total Incentive Generating AUM (“IGAUM”) was $22.3 billion as of September 30, 2015, an increase of 2.3%, compared to total IGAUM of $21.8 billion as of June 30, 2015. The increase was primarily attributable to additional funds exceeding their hurdle in our Direct Lending and Real Estate Groups as of September 30, 2015.

Total Incentive Eligible AUM (“IEAUM”) was $40.1 billion as of September 30, 2015, compared to IEAUM of $38.3 billion as of June 30, 2015.  Significant funds not contributing incentive fees as of September 30, 2015 included Ares European Real Estate Fund III, Ares European Real Estate Fund IV and Ares Commercial Real Estate Corporation.

Available Capital and Assets Under Management Not Yet Earning Fees

($ in millions)

	As of September 30, 2015		As of June 30, 2015
	Available Capital	AUM Not Yet Earning Fees	Available Capital	AUM Not Yet Earning Fees
Tradable Credit Group	$5,256	$2,803	$5,278	$2,352
Direct Lending Group	9,798	8,691	6,015	5,768
Private Equity Group	2,837	922	3,641	923
Real Estate Group	3,815	923	3,390	1,058
Total	$21,707	$13,339	$18,324	$10,101

Total available capital was $21.7 billion as of September 30, 2015, an increase of 18.5%, compared to $18.3 billion as of June 30, 2015. The increase was primarily due to $2.3 billion of new equity commitments and $0.9 billion of new debt commitments in the Direct Lending Group’s funds.

Total AUM Not Yet Earning Fees was $13.3 billion as of September 30, 2015, an increase of 32.1%, compared to $10.1 billion as of June 30, 2015. The increase in AUM Not Yet Earning Fees was primarily due to new commitments to our third commingled European Direct Lending fund, which is currently fundraising, and other new U.S. and European Direct Lending funds that pay fees based on invested capital.

Results Excluding Consolidated Funds

Net loss of the Company excluding the effect of the Consolidated Funds for the three months ended September 30, 2015 was $28.4 million.

Investment Capacity and Liquidity

As of September 30, 2015, our cash and cash equivalents were $387.7 million, investments were $602.0 million, net performance fees receivable were $153.1 million and no amounts were drawn against the revolving credit facility.

($ in thousands)	As of September 30, 2015	As of December 31, 2014

Cash and cash equivalents	$387,678	$148,858
Investments	602,015	598,074
Debt obligations	595,740	243,491
Net performance fees receivable	153,116	166,934

Distribution

We declared a quarterly distribution of $0.13 per common unit, payable to common unitholders of record at the close of business on November 24, 2015, payable on December 8, 2015.

Recent Developments

•                  On October 27, 2015, the Company and Kayne Anderson Capital Advisors, L.P. (“KACALP”) announced a mutual termination of their proposed merger. As part of the termination agreement, the Company or one of its subsidiaries will reimburse KACALP $30.0 million for its estimated out of pocket expenses incurred in connection with the merger. Additionally, the Company and its affiliates and their principals and related parties will invest $150.0 million into three energy funds managed by KACALP, of which approximately 50% will be committed by the Company and its subsidiaries. The termination of the merger agreement constituted a special mandatory redemption event under the indenture governing the Ares Finance Co. II LLC Notes (“AFC II Notes”). On November 5, 2015, we redeemed the AFC II Notes at 101% of the principal amount, plus accrued and unpaid interest.

•                  During the third quarter of 2015, we held a closing of €1.4 billion on our third commingled European direct lending fund. Following quarter end, we held an additional closing, bringing the total closings to date to €1.8 billion, towards a target fund size of €2.0 billion.

Conference Call and Webcast Information

On November 10, 2015, the Company invites all interested persons to attend its webcast/conference call at 8:30am (Eastern Time) to discuss its third quarter 2015 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 4037974 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through December 9, 2015 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10074377. An archived replay will also be available through December 9, 2015 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management, L.P.

Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $92 billion of assets under management as of September 30, 2015 and more than 15 offices in the United States, Europe and Asia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its four distinct but complementary investment groups in Tradable Credit, Direct Lending, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Available Information

Ares Management, L.P.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.aresmgmt.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact

Ares Management, L.P.

Carl Drake
(800) 340-6597

Appendix

Exhibit A.  Operating Segments as of September 30, 2015

($ in millions)

	Available Capital	Fair Value of Capital	AUM
Tradable Credit Group	$5,256	$27,978	$33,234
Direct Lending Group	9,798	23,768	33,566
Private Equity Group	2,837	11,797	14,634
Real Estate Group	3,815	6,267	10,082
Total	$21,707	$69,810	$91,517

Exhibit B.  Segment Results

($ in thousands)

As of and for the three months ended September 30, 2015:

	Tradable	Direct	Private	Real			Total
	Credit	Lending	Equity	Estate	Total		Stand
	Group	Group	Group	Group	Segments	OMG	Alone
Management fees (includes ARCC Part I Fees of $31,680)	$35,914	$74,675	$35,931	$15,690	$162,210	$—	$162,210
Administrative fees and other income	28	75	679	551	1,333	6,693	8,026
Compensation and benefits	(7,725)	(33,974)	(12,592)	(10,262)	(64,553)	(31,912)	(96,465)
General, administrative and other expenses	(4,239)	(3,629)	(2,808)	(4,872)	(15,548)	(15,143)	(30,691)
Fee related earnings (loss)	23,978	37,147	21,210	1,107	83,442	(40,362)	43,080
Performance fees—realized	4,275	313	—	3,044	7,632	—	7,632
Performance fees—unrealized	(15,741)	8,494	(31,731)	5,137	(33,841)	—	(33,841)
Performance fee compensation—realized	(88)	(188)	—	(1,826)	(2,102)	—	(2,102)
Performance fee compensation—unrealized	6,512	(5,328)	23,393	(2,182)	22,395	—	22,395
Net performance fees	(5,042)	3,291	(8,338)	4,173	(5,916)	—	(5,916)
Investment income (loss)—realized	422	232	(2,680)	1,063	(963)	—	(963)
Investment income (loss)—unrealized	(14,628)	992	(15,465)	(187)	(29,288)	—	(29,288)
Interest and other investment income	4,312	366	199	158	5,035	—	5,035
Interest expense	(2,293)	(804)	(2,404)	(412)	(5,913)	—	(5,913)
Net investment income (loss)	(12,187)	786	(20,350)	622	(31,129)	—	(31,129)
Performance related earnings (loss)	(17,229)	4,077	(28,688)	4,795	(37,045)	—	(37,045)
Economic net income (loss)	$6,749	$41,224	$(7,478)	$5,902	$46,397	$(40,362)	$6,035
Distributable earnings (loss)	$29,261	$34,208	$15,739	$2,734	$81,942	$(42,358)	$39,584
Total assets	$464,418	$316,311	$990,845	$214,502	$1,986,076	$17,992	$2,004,068

As of and for the three months ended September 30, 2014:

	Tradable	Direct	Private	Real			Total
	Credit	Lending	Equity	Estate	Total		Stand
	Group	Group	Group	Group	Segments	OMG	Alone
Management fees (includes ARCC Part I Fees of $31,156)	$37,038	$68,953	$22,386	$25,299	$153,676	$—	$153,676
Administrative fees and other income	3	108	(137)	1,333	1,307	5,261	6,568
Compensation and benefits	(10,813)	(34,815)	(8,638)	(12,092)	(66,358)	(27,050)	(93,408)
General, administrative and other expenses	(2,741)	(3,684)	(1,872)	(3,311)	(11,608)	(14,005)	(25,613)
Fee related earnings (loss)	23,487	30,562	11,739	11,229	77,017	(35,794)	41,223
Performance fees—realized	31,599	—	5,075	799	37,473	—	37,473
Performance fees—unrealized	(44,526)	14,148	35,106	477	5,205	—	5,205
Performance fee compensation—realized	(6,973)	(10)	(4,058)	—	(11,041)	—	(11,041)
Performance fee compensation—unrealized	13,476	(8,349)	(27,307)	(42)	(22,222)	—	(22,222)
Net performance fees	(6,424)	5,789	8,816	1,234	9,415	—	9,415
Investment income (loss)—realized	6,868	430	1,269	413	8,980	—	8,980
Investment income (loss)—unrealized	(3,225)	3,888	9,081	460	10,204	—	10,204
Interest and other investment income	2,222	175	1,312	89	3,798	—	3,798
Interest expense	(447)	(221)	(630)	(267)	(1,565)	—	(1,565)
Net investment income (loss)	5,418	4,272	11,032	695	21,417	—	21,417
Performance related earnings (loss)	(1,006)	10,061	19,848	1,929	30,832	—	30,832
Economic net income (loss)	$22,481	$40,623	$31,587	$13,158	$107,849	$(35,794)	$72,055
Distributable earnings (loss)	$54,185	$30,288	$14,145	$3,773	$102,391	$(37,067)	$65,324
Total assets	$531,158	$260,060	$594,350	$192,772	$1,578,340	$9,629	$1,587,969

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the nine months ended September 30, 2015:

	Tradable	Direct	Private	Real			Total
	Credit	Lending	Equity	Estate	Total		Stand
	Group	Group	Group	Group	Segments	OMG	Alone
Management fees (includes ARCC Part I Fees of $89,972)	$111,374	$215,743	$108,893	$49,003	$485,013	$—	$485,013
Administrative fees and other income	73	227	728	2,136	3,164	19,245	22,409
Compensation and benefits	(27,528)	(99,772)	(36,139)	(30,385)	(193,824)	(87,858)	(281,682)
General, administrative and other expenses	(11,641)	(10,177)	(9,126)	(11,125)	(42,069)	(46,482)	(88,551)
Fee related earnings (loss)	72,278	106,021	64,356	9,629	252,284	(115,095)	137,189
Performance fees—realized	75,588	4,295	19,303	3,146	102,332	—	102,332
Performance fees—unrealized	(89,575)	36,952	97,463	9,343	54,183	—	54,183
Performance fee compensation—realized	(41,322)	(2,575)	(15,442)	(1,826)	(61,165)	—	(61,165)
Performance fee compensation—unrealized	53,281	(21,414)	(80,384)	(2,961)	(51,478)	—	(51,478)
Net performance fees	(2,028)	17,258	20,940	7,702	43,872	—	43,872
Investment income (loss)—realized	13,855	1,320	4,597	1,450	21,222	—	21,222
Investment income (loss)—unrealized	(25,344)	1,806	(14,822)	962	(37,398)	—	(37,398)
Interest and other income	6,315	770	6,014	205	13,304	—	13,304
Interest expense	(4,717)	(1,849)	(5,743)	(942)	(13,251)	—	(13,251)
Net investment income (loss)	(9,891)	2,047	(9,954)	1,675	(16,123)	—	(16,123)
Performance related earnings (loss)	(11,919)	19,305	10,986	9,377	27,749	—	27,749
Economic net income (loss)	$60,359	$125,326	$75,342	$19,006	$280,033	$(115,095)	$164,938
Distributable earnings (loss)	$117,438	$103,343	$71,067	$8,206	$300,054	$(120,219)	$179,835
Total assets	$464,418	$316,311	$990,845	$214,502	$1,986,076	$17,992	$2,004,068

As of and for the nine months ended September 30, 2014:

	Tradable	Direct	Private	Real			Total
	Credit	Lending	Equity	Estate	Total		Stand
	Group	Group	Group	Group	Segments	OMG	Alone
Management fees (includes ARCC Part I Fees of $85,140)	$106,802	$199,963	$68,192	$61,983	$436,940	$—	$436,940
Administrative fees and other income	53	474	33	4,119	4,679	15,326	20,009
Compensation and benefits	(32,071)	(99,780)	(24,720)	(35,265)	(191,836)	(80,668)	(272,504)
General, administrative and other expenses	(10,333)	(7,843)	(6,609)	(11,911)	(36,696)	(40,524)	(77,220)
Fee related earnings (loss)	64,451	92,814	36,896	18,926	213,087	(105,866)	107,225
Performance fees—realized	66,094	39	22,775	799	89,707	—	89,707
Performance fees—unrealized	(42,635)	20,040	98,450	11,152	87,007	—	87,007
Performance fee compensation—realized	(28,465)	(38)	(18,220)	—	(46,723)	—	(46,723)
Performance fee compensation—unrealized	10,301	(11,874)	(77,044)	(608)	(79,225)	—	(79,225)
Net performance fees	5,295	8,167	25,961	11,343	50,766	—	50,766
Investment income (loss)—realized	31,453	(1,102)	5,048	842	36,241	—	36,241
Investment income (loss)—unrealized	(18,625)	5,627	36,096	233	23,331	—	23,331
Interest and other investment income	6,801	418	4,679	286	12,184	—	12,184
Interest expense	(1,377)	(857)	(2,037)	(970)	(5,241)	—	(5,241)
Net investment income (loss)	18,252	4,086	43,786	391	66,515	—	66,515
Performance related earnings	23,547	12,253	69,747	11,734	117,281	—	117,281
Economic net income (loss)	$87,998	$105,067	$106,643	$30,660	$330,372	$(105,866)	$224,506
Distributable earnings (loss)	$133,741	$89,501	$47,780	$7,615	$278,637	$(110,419)	$168,218
Total assets	$531,158	$260,060	$594,350	$192,772	$1,578,340	$9,629	$1,587,969

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials)

($ in thousands, except unit data)

	As of September 30,	As of December 31,
	2015	2014
	(unaudited)
Assets
Cash and cash equivalents	$387,678	$148,858
Restricted cash and cash equivalents	554	32,734
Investments	440,141	174,052
Derivative assets, at fair value	520	7,623
Performance fees receivable	561,468	187,059
Due from affiliates	150,539	146,534
Other assets	56,932	58,716
Intangible assets, net	93,616	40,948
Goodwill	144,123	85,582
Assets of Consolidated Funds:
Cash and cash equivalents	85,943	1,314,397
Investments, at fair value	2,785,753	19,123,950
Loans held for investment, net	—	77,514
Due from affiliates	8,682	11,342
Dividends and interest receivable	12,812	81,331
Receivable for securities sold	25,785	132,753
Derivative assets, at fair value	832	3,126
Other assets	592	12,473
Total assets	$4,755,970	$21,638,992
Liabilities
Accounts payable and accrued expenses	$138,945	$101,310
Accrued compensation	114,807	129,433
Derivative liabilities, at fair value	1,802	2,850
Due to affiliates	8,740	19,030
Performance fee compensation payable	412,269	380,268
Debt obligations	595,740	243,491
Equity compensation put option liability	20,000	20,000
Deferred tax liability, net	18,687	19,861
Liabilities of Consolidated Funds:
Accounts payable and accrued expenses	7,157	68,589
Due to affiliates	—	2,441
Payable for securities purchased	26,934	618,902
Derivative liabilities, at fair value	9,508	42,332
Securities sold short, at fair value	—	3,763
Deferred tax liability, net	—	22,214
CLO loan obligations	2,221,144	12,049,170
Fund borrowings	161,734	777,600
Mezzanine debt	—	378,365
Total liabilities	3,737,467	14,879,619
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,037,450
Redeemable interest in Ares Operating Group entities	23,632	23,988
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	311,864	4,988,729
Equity appropriated for Consolidated Funds	10,460	(37,926)
Non-controlling interest in Consolidated Funds	322,324	4,950,803
Non-controlling interest in Ares Operating Group entities	416,499	463,493
Controlling interest in Ares Management, L.P. :
Partners’ Capital (80,676,995 units and 80,667,664 units, issued and outstanding at September 30, 2015 and December 31, 2014, respectively)	258,305	285,025
Accumulated other comprehensive income (loss)	(2,257)	(1,386)
Total controlling interest in Ares Management, L.P	256,048	283,639
Total equity	994,871	5,697,935
Total liabilities, redeemable interest, non-controlling interests and equity	$4,755,970	$21,638,992

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials) (continued)

($ in thousands, except unit data)

	Three Months Ended		Nine Months Ended
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Revenues
Management fees (includes ARCC Part I Fees of $31,680, $89,972, and $31,156, $85,140 for the three and nine months ended September 30, 2015 and 2014, respectively)	$158,051	$127,464	$473,341	$352,439
Performance fees	(22,223)	41,885	160,351	69,274
Other fees	8,026	5,812	21,231	18,694
Total revenues	143,854	175,161	654,923	440,407
Expenses
Compensation and benefits	104,872	100,928	305,808	347,591
Performance fee compensation	(20,293)	33,263	112,643	125,948
General, administrative and other expenses	50,862	41,737	149,740	119,972
Consolidated Funds’ expenses	945	27,409	15,227	53,058
Total expenses	136,386	203,337	583,418	646,569
Other income (expense)
Interest and other investment income	1,049	652	12,446	7,673
Interest expense	(5,913)	(1,565)	(13,251)	(5,241)
Other income (expense), net	2,769	(1,609)	(799)	(4,847)
Net realized gain (loss) on investments	(1,078)	1,725	12,724	474
Net change in unrealized appreciation (depreciation) on investments	(6,606)	11,113	(689)	24,962
Interest and other investment income of Consolidated Funds	32,306	189,600	89,992	738,283
Interest expense of Consolidated Funds	(23,848)	(215,524)	(59,992)	(564,307)
Net realized gain (loss) on investments of Consolidated Funds	(1,517)	(30,972)	12,493	71,833
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	(36,715)	(2,129)	(52,513)	326,611
Total other income (expense)	(39,553)	(48,709)	411	595,441
Income (loss) before taxes	(32,085)	(76,885)	71,916	389,279
Income tax expense	5,579	2,399	15,741	971
Net income (loss)	(37,664)	(79,284)	56,175	388,308
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	(23,694)	—	26,767
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	(9,219)	(96,675)	(7,705)	261,597
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group entities	(119)	191	310	573
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities	(16,977)	26,923	44,376	67,556
Net income (loss) attributable to Ares Management, L.P.	$(11,349)	$13,971	$19,194	$31,815
Net income (loss) attributable to Ares Management, L.P. per common unit
Basic	$(0.14)	0.17	0.23	0.40
Diluted	$(0.14)	0.17	0.23	0.39
Weighted-average common units
Basic	80,676,232	80,667,664	80,671,786	80,171,855
Diluted	80,676,232	81,363,978	80,671,786	80,818,072
Distribution declared per common unit	$0.26	$0.18	$0.75	$0.18

Exhibit D.  Supplemental Financial Information Consolidating Schedules

($ in thousands, except unit data)

	As of September 30, 2015
	Consolidated	Consolidated
	Company Entities	Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$387,678	$—	$—	$387,678
Restricted cash and cash equivalents	554	—	—	554
Investments, at fair value	602,015	—	(161,874)	440,141
Derivative assets, at fair value	520	—	—	520
Performance fees receivable	565,385	—	(3,917)	561,468
Due from affiliates	153,245	—	(2,706)	150,539
Other assets	56,932	—	—	56,932
Intangible assets, net	93,616	—	—	93,616
Goodwill	144,123	—	—	144,123
Assets of Consolidated Funds
Cash and cash equivalents	—	85,943	—	85,943
Investments	—	2,785,753	—	2,785,753
Due from affiliates	—	9,169	(487)	8,682
Dividends and interest receivable	—	12,812	—	12,812
Receivable for securities sold	—	25,785	—	25,785
Derivative assets, at fair value	—	832	—	832
Other assets	—	592	—	592
Total assets	$2,004,068	$2,920,886	$(168,984)	$4,755,970
Liabilities
Accounts payable and accrued expenses	$138,945	$—	$—	$138,945
Accrued compensation	114,807	—	—	114,807
Derivative liabilities, at fair value	1,802	—	—	1,802
Due to affiliates	8,874	—	(134)	8,740
Performance fee compensation payable	412,269	—	—	412,269
Debt obligations	595,740	—	—	595,740
Equity compensation put option liability	20,000	—	—	20,000
Deferred tax liability, net	18,687	—	—	18,687
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	7,163	(6)	7,157
Due to affiliates	—	3,189	(3,189)	—
Payable for securities purchased	—	26,934	—	26,934
Derivative liabilities, at fair value	—	9,508	—	9,508
CLO loan obligations	—	2,251,993	(30,849)	2,221,144
Fund borrowings	—	161,734	—	161,734
Total liabilities	1,311,124	2,460,521	(34,178)	3,737,467
Commitments and contingencies
Redeemable interest in Ares Operating Group entities	23,632	—	—	23,632
Non-controlling interest in Consolidated Funds
Non-controlling interest in Consolidated Funds	—	449,906	(138,042)	311,864
Equity appropriated for Consolidated Funds	—	10,460	—	10,460
Non-controlling interest in Consolidated Funds	—	460,366	(138,042)	322,324
Non-controlling interest in Ares Operating Group entities	416,499	—	—	416,499
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,676,995 units issued and outstanding)	258,305	—	—	258,305
Accumulated other comprehensive gain (loss)	(5,493)	—	3,236	(2,257)
Total controlling interest in Ares Management, L.P	252,812	—	3,236	256,048
Total equity	669,311	460,366	(134,806)	994,871
Total liabilities, redeemable interests, non-controlling interests and equity	$2,004,068	2,920,886	(168,984)	$4,755,970

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	As of December 31, 2014
	Consolidated	Consolidated
	Company Entities	Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$148,858	$—	$—	$148,858
Restricted cash and cash equivalents	32,734	—	—	32,734
Investments	598,074	—	(424,022)	174,052
Derivative assets, at fair value	7,623	—	—	7,623
Performance fees receivable	548,098	—	(361,039)	187,059
Due from affiliates	166,225	—	(19,691)	146,534
Other assets	58,809	—	(93)	58,716
Intangible assets, net	40,948	—	—	40,948
Goodwill	85,582	—	—	85,582
Assets of Consolidated Funds
Cash and cash equivalents	—	1,314,397	—	1,314,397
Investments	—	19,123,950	—	19,123,950
Loans held for investment, net	—	77,514	—	77,514
Due from affiliates	—	13,262	(1,920)	11,342
Dividends and interest receivable	—	81,331	—	81,331
Receivable for securities sold	—	132,753	—	132,753
Derivative assets, at fair value	—	3,126	—	3,126
Other assets	—	12,473	—	12,473
Total assets	$1,686,951	$20,758,806	$(806,765)	$21,638,992
Liabilities
Accounts payable and accrued expenses	$101,912	$—	$(602)	$101,310
Accrued compensation	129,433	—	—	129,433
Derivative liabilities, at fair value	2,850	—	—	2,850
Due to affiliates	19,881	—	(851)	19,030
Performance fee compensation payable	381,164	—	(896)	380,268
Debt obligations	243,491	—	—	243,491
Equity compensation put option liability	20,000	—	—	20,000
Deferred tax liability, net	19,861	—	—	19,861
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	68,674	(85)	68,589
Due to affiliates	—	63,417	(60,976)	2,441
Payable for securities purchased	—	618,902	—	618,902
Derivative liabilities, at fair value	—	42,332	—	42,332
Securities sold short, at fair value	—	3,763	—	3,763
Deferred tax liability, net	—	22,214	—	22,214
CLO loan obligations	—	12,120,842	(71,672)	12,049,170
Fund borrowings	—	777,600	—	777,600
Mezzanine debt	—	378,365	—	378,365
Total liabilities	918,592	14,096,109	(135,082)	14,879,619
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,037,450	—	1,037,450
Redeemable interest in Ares Operating Group entities	23,988	—	—	23,988
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	5,663,172	(674,443)	4,988,729
Equity appropriated for Consolidated Funds	—	(37,926)	—	(37,926)
Non-controlling interest in Consolidated Funds	—	5,625,246	(674,443)	4,950,803
Non-controlling interest in Ares Operating Group entities	463,493	—	—	463,493
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,667,664 units issued and outstanding)	285,025	—	—	285,025
Accumulated other comprehensive gain (loss)	(4,146)	—	2,760	(1,386)
Total controlling interest in Ares Management, L.P	280,879	—	2,760	283,639
Total equity	744,372	5,625,246	(671,683)	5,697,935
Total liabilities, redeemable interests, non-controlling interests and equity	$1,686,951	$20,758,806	$(806,765)	$21,638,992

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended September 30, 2015
	Consolidated	Consolidated
	Company Entities	Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $31,680)	$162,210	$—	$(4,159)	$158,051
Performance fees	(27,710)	—	5,487	(22,223)
Other fees	8,026	—	—	8,026
Total revenues	142,526	—	1,328	143,854
Expenses
Compensation and benefits	104,872	—	—	104,872
Performance fee compensation	(20,293)	—	—	(20,293)
General, administrative and other expense	50,862	—	—	50,862
Consolidated Fund expenses	—	5,104	(4,159)	945
Total expenses	135,441	5,104	(4,159)	136,386
Other income (expense)
Interest and other investment income	1,767	—	(718)	1,049
Interest expense	(5,913)	—	—	(5,913)
Other income (expense), net	3,267	—	(498)	2,769
Net realized gain (loss) on investments	(963)	—	(115)	(1,078)
Net change in unrealized appreciation (depreciation) on investments	(27,788)	—	21,182	(6,606)
Interest and other investment income of Consolidated Funds	—	32,306	—	32,306
Interest expense of Consolidated Funds	—	(26,344)	2,496	(23,848)
Net realized gain (loss) on investments of Consolidated Funds	—	(1,517)	—	(1,517)
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	(30,571)	(6,144)	(36,715)
Total other income (expense)	(29,630)	(26,126)	16,203	(39,553)
Income (loss) before taxes	(22,545)	(31,230)	21,690	(32,085)
Income tax expense (benefit)	5,901	(322)	—	5,579
Net income (loss)	(28,446)	(30,908)	21,690	(37,664)
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	(30,908)	21,690	(9,219)
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group entities	(119)	—	—	(119)
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities	(16,977)	—	—	(16,977)
Net income (loss) attributable to Ares Management, L.P.	$(11,349)	$—	$—	$(11,349)

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended September 30, 2014
	Consolidated	Consolidated
	Company Entities	Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $31,156)	$153,676	$—	$(26,212)	$127,464
Performance fees	41,472	—	413	41,885
Other fees	6,568	—	(756)	5,812
Total revenues	201,716	—	(26,555)	175,161
Expenses
Compensation and benefits	100,928	—	—	100,928
Performance fee compensation	33,263	—	—	33,263
General, administrative and other expense	41,737	—	—	41,737
Consolidated Fund expenses	—	53,685	(26,276)	27,409
Total expenses	175,928	53,685	(26,276)	203,337
Other income (expense)
Interest and other investment income	2,365	—	(1,713)	652
Interest expense	(1,565)	—	—	(1,565)
Other income (expense), net	(1,609)	—	—	(1,609)
Net realized gain (loss) on investments	9,560	—	(7,835)	1,725
Net change in unrealized appreciation (depreciation) on investments	10,607	—	506	11,113
Interest and other investment income of Consolidated Funds	—	191,112	(1,512)	189,600
Interest expense of Consolidated Funds	—	(216,904)	1,380	(215,524)
Net realized gain (loss) on investments of Consolidated Funds	—	(30,972)	—	(30,972)
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	1,342	(3,471)	(2,129)
Total other income (expense)	19,358	(55,422)	(12,645)	(48,709)
Income (loss) before taxes	45,146	(109,107)	(12,924)	(76,885)
Income tax expense (benefit)	4,061	(1,662)	—	2,399
Net income (loss)	41,085	(107,445)	(12,924)	(79,284)
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	(28,160)	4,466	(23,694)
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	(79,285)	(17,390)	(96,675)
Less: Net income attributable to redeemable interests in Ares Operating Group entities	191	—	—	191
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	26,923	—	—	26,923
Net income attributable to Ares Management, L.P.	$13,971	$—	$—	$13,971

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Nine Months Ended September 30, 2015
	Consolidated	Consolidated
	Company Entities	Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $89,972)	$485,013	$—	$(11,672)	$473,341
Performance fees	152,004	—	8,347	160,351
Other fees	22,409	—	(1,178)	21,231
Total revenues	659,426	—	(4,503)	654,923
Expenses
Compensation and benefits	305,808	—	—	305,808
Performance fee compensation	112,643	—	—	112,643
General, administrative and other expense	149,740	—	—	149,740
Consolidated Fund expenses	—	28,077	(12,850)	15,227
Total expenses	568,191	28,077	(12,850)	583,418
Other income (expense)
Interest and other investment income	15,069	—	(2,623)	12,446
Interest expense	(13,251)	—	—	(13,251)
Other income (expense), net	(1,776)	—	977	(799)
Net realized gain (loss) on investments	21,324	—	(8,600)	12,724
Net change in unrealized appreciation (depreciation) on investments	(32,990)	—	32,301	(689)
Interest and other investment income of Consolidated Funds	—	89,992	—	89,992
Interest expense of Consolidated Funds	—	(66,073)	6,081	(59,992)
Net realized gain (loss) on investments of Consolidated Funds	—	12,493	—	12,493
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	(42,456)	(10,057)	(52,513)
Total other income (expense)	(11,624)	(6,044)	18,079	411
Income (loss) before taxes	79,611	(34,121)	26,426	71,916
Income tax expense	15,732	9	—	15,741
Net income (loss)	63,879	(34,130)	26,426	56,175
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	(34,130)	26,426	(7,705)
Less: Net income attributable to redeemable interests in Ares Operating Group entities	310	—	—	310
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	44,376	—	—	44,376
Net income attributable to Ares Management, L.P.	$19,194	$—	$—	$19,194

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Nine Months Ended September 30, 2014
	Consolidated	Consolidated
	Company Entities	Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $85,140)	$436,940	$—	$(84,501)	$352,439
Performance fees	165,777	—	(96,503)	69,274
Other fees	20,009	—	(1,315)	18,694
Total revenues	622,726	—	(182,319)	440,407
Expenses
Compensation and benefits	347,591	—	—	347,591
Performance fee compensation	125,948	—	—	125,948
General, administrative and other expense	119,972	—	—	119,972
Consolidated Fund expenses	—	144,014	(90,956)	53,058
Total expenses	593,511	144,014	(90,956)	646,569
Other income (expense)
Interest and other investment income	13,771	—	(6,098)	7,673
Interest expense	(5,241)	—	—	(5,241)
Other income (expense), net	(4,847)	—	—	(4,847)
Net realized gain (loss) on investments	37,039	—	(36,565)	474
Net change in unrealized appreciation (depreciation) on investments	33,469	—	(8,507)	24,962
Interest and other investment income of Consolidated Funds	—	740,052	(1,769)	738,283
Interest expense of Consolidated Funds	—	(568,407)	4,100	(564,307)
Net realized gain (loss) on investments of Consolidated Funds	—	71,833	—	71,833
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	329,012	(2,401)	326,611
Total other income (expense)	74,191	572,490	(51,240)	595,441
Income (loss) before taxes	103,406	428,476	(142,603)	389,279
Income tax expense (benefit)	3,463	(2,492)	—	971
Net income	99,943	430,968	(142,603)	388,308
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	28,066	(1,299)	26,767
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	402,901	(141,304)	261,597
Less: Net income attributable to redeemable interests in Ares Operating Group entities	573	—	—	573
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	67,556	—	—	67,556
Net income attributable to Ares Management, L.P.	$31,815	$—	$—	$31,815

Exhibit E.  Reconciliation from Segments to GAAP Financials

($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Economic net income:
Income (loss) before taxes	$(32,085)	$(76,885)	$71,916	$389,279
Adjustments
Amortization of intangibles	10,061	6,143	37,600	21,692
Depreciation expense	1,841	1,844	5,063	5,651
Equity compensation expenses	8,407	7,521	24,126	75,088
Acquisition-related expenses	1,489	4,871	4,284	7,584
Merger-related expenses	4,824	—	7,779	—
Placement fees and underwriting costs	1,956	3,267	6,463	7,825
OMG expenses, net	40,362	35,794	115,095	105,866
Loss on fixed asset disposal	—	2,937	10	2,937
Other non-cash expense	—	324	—	324
Income (loss) before taxes of non-controlling interests in Consolidated Funds, net of eliminations	9,541	122,031	7,696	(285,872)
Total consolidation adjustments and reconciling items	78,482	184,734	208,117	(58,907)
Economic net income	46,397	107,849	280,033	330,372
Total performance fee income—realized	(7,632)	(37,473)	(102,332)	(89,707)
Total performance fee income—unrealized	33,841	(5,205)	(54,183)	(87,007)
Total performance fee compensation expense—realized	2,102	11,041	61,165	46,723
Total performance fee compensation expense—unrealized	(22,395)	22,222	51,478	79,225
Net investment income	31,129	(21,417)	16,123	(66,515)
Fee related earnings	$83,442	$77,017	$252,284	$213,087
Management fees	162,210	153,676	485,013	436,940
Administrative fees and other income	1,333	1,307	3,164	4,679
Compensation and benefits	(64,553)	(66,358)	(193,824)	(191,836)
General, administrative and other expenses	(15,548)	(11,608)	(42,069)	(36,696)
Fee related earnings	$83,442	$77,017	$252,284	$213,087
Distributable earnings:
Income (loss) before taxes	$(32,085)	$(76,885)	$71,916	$389,279
Adjustments:
Amortization of intangibles	10,061	6,143	37,600	21,692
Equity compensation expenses	8,407	7,521	24,126	75,088
OMG distributable loss	42,358	37,067	120,219	110,419
Non-cash acquisition-related expenses	43	—	1,630	—
Merger-related expenses	4,824	—	7,779	—
Taxes paid	(905)	(625)	(2,290)	(1,180)
Dividend equivalent	(974)	—	(2,844)	—
Other non-cash items	(63)	324	(472)	324
Income (loss) before taxes of non-controlling interests in Consolidated Funds, net of eliminations	9,541	122,031	7,696	(285,872)
Unrealized performance fees	33,841	(5,205)	(54,183)	(87,007)
Unrealized performance fee compensation	(22,395)	22,222	51,478	79,225
Unrealized investment and other income (loss)	29,288	(10,204)	37,398	(23,331)
Distributable earnings	$81,942	$102,391	$300,054	$278,637

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Fee related earnings	$83,442	$77,017	$252,284	$213,087
Performance fee—realized	7,632	37,473	102,332	89,707
Performance fee compensation expense—realized	(2,102)	(11,041)	(61,165)	(46,723)
Investment and other income realized, net	(1,842)	11,215	21,275	43,184
Net performance related earnings—realized	$3,688	$37,647	$62,442	$86,168
Less:
Dividend equivalent	(727)	—	(2,130)	—
One-time acquisition costs	(988)	(4,871)	(1,459)	(5,507)
Income tax expense	(227)	(228)	(1,094)	(572)
Non-cash items	(63)	—	(472)	—
Placement fees and underwriting costs	(1,957)	(3,267)	(6,463)	(7,825)
Non-cash depreciation and amortization	(1,226)	(3,904)	(3,054)	(6,715)
Distributable earnings	$81,942	$102,391	$300,054	$278,637

Exhibit F.  Weighted Average Units Outstanding as of September 30, 2015

	Units Outstanding	Adjusted Common Units Outstanding
Ares Management, L.P. Common Units	80,676,232	80,676,232
Ares Operating Group Units exchangeable into Common Units	132,432,659	—
Dilutive Effect of Unvested Restricted Common Units(1)	1,226,609	464,394(2)
Dilutive Effect of Unvested Options	—	—
Total	214,335,500	81,140,626

(1)

For the three months ended September 30, 2015, we apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted units to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards.

(2)	Represent proportional dilutive impact based upon the percentage of the Ares Operating Group owned by Ares Management, L.P. (37.86%).

Exhibit G.  Per Unit Calculations ($ in thousands, except per unit data)

	Q3-15	Q2-15	Q1-15	Q4-14	Q3-14
After Tax Economic Net Income per Unit
Economic Net Income Before Taxes	$6,035	$75,977	$82,930	$64,696	$72,055
Less: Entity Level Foreign, State and Local Taxes	905	906	479	1,155	626
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$5,127	$75,071	$82,451	$63,541	$71,429
x Tax Rate	111.0%	8.7%	9.4%	10.7%	5.7%
Less: Income Tax Provision (1)	5,689	6,565	7,776	6,813	4,061
After Tax Economic Net Income (Loss)	($562)	$68,506	$74,675	$56,728	$67,368
After Tax Economic Net Income (Loss) per Unit Outstanding	($0.00)	$0.32	$0.35	$0.27	$0.32

After Tax Economic Net Income per Common Unit
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$5,127	$75,071	$82,451	$63,541	$71,429
x Common Ownership Percentage	37.86%	37.86%	37.85%	38.14%	38.12%
Economic Net Income Attributable to Common Unitholders	$1,941	$28,422	$31,211	$24,235	$27,229
x Tax Rate	293.1%	23.1%	24.9%	28.1%	14.9%
Less: Income Tax Provision (1)	5,689	6,565	7,776	6,813	4,061
After Tax Economic Net (Loss) Income Attributable to Common Unitholders	($3,748)	$21,856	$23,435	$17,422	$23,168
After Tax Economic Net Income (Loss) per Adjusted Common Unit	($0.05)	$0.27	$0.29	$0.22	$0.29

Distributable Earnings per Unit
Distributable Earnings	$40,488	$73,862	$67,774	$65,693	$65,950
Less: Entity Level Foreign, State and Local Tax	905	906	479	1,155	626
Distributable Earnings After Entity Level Foreign, State and Local Tax	$39,584	$72,956	$67,295	$64,538	$65,324
x Common Ownership Percentage	37.86%	37.86%	37.85%	38.14%	38.12%
Distributable Earnings Attributable to Common Unitholders	$14,987	$27,621	$25,473	$24,615	$24,902
Less: Current Provision for Income Taxes(2)	3,723	4,714	4,513	3,423	3,788
Distributable Earnings After Tax Attributable to Common Unitholders	$11,263	$22,907	$20,960	$21,192	$21,113
Distributable Earnings per Common Unit Outstanding	$0.14	$0.28	$0.26	$0.26	$0.26
Actual Distribution per Common Unit Outstanding	$0.13	$0.26	$0.25	$0.24	$0.24

(1)

The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary and its share of other deductible items) by (2) the Company’s assumed corporate tax rate.

(2)

The provision for income taxes on DE represents the current provision for income taxes on pre-tax net income or loss (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary), adjusted to reflect Ares Management, L.P.’s current ownership percentage of the Company’s tax paying corporate subsidiaries.

Exhibit H. Glossary of Terms

ARCC Part I Fees	ARCC Part I Fees refers to fees based on ARCC’s net investment income (before giving effect to ARCC Part I Fees and fees based on ARCC’s net capital gains (“ARCC Part II Fees”)).
Ares Operating Group Units

Ares Operating Group Units refer, collectively, to a partnership unit in each of the Ares Operating Group entities, which include Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P. and Ares Real Estate Holdings L.P.

Assets Under Management

Assets Under Management (or “AUM”) refers to the assets of our funds. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. A portion of our AUM may be cancelled or otherwise not available. No assurance can be made that all AUM will be invested.

Consolidated Funds

Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our combined and consolidated financial statements.

Economic Net Income

Economic net income (or “ENI”) represents net income excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our core performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

Distributable Earnings

Distributable earnings (or “DE”) is a pre-income tax measure that is used to assess amounts potentially available for distributions to stakeholders. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation expense, realized net investment and other income, and is reduced for expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is presented before giving effect to unrealized performance fee income, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, equity compensation expense and is further adjusted by certain items described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Certain Non-GAAP Measures to Consolidated GAAP Financial Measures.”

Fee Earning Assets Under Management

Fee earning AUM (or “FEAUM”) refers to the AUM of our funds on which we directly or indirectly earn management fees. Fee earning AUM is equal to the sum of all the individual fee bases of our funds that contribute directly or indirectly to our management fees.

Fee Related Earnings

Fee related earnings (or “FRE”) is a component of ENI and is used to assess the ability of our business to cover direct base compensation and operating expenses from management fees. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and certain other items.

Incentive Generating Assets Under Management

Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Incentive Eligible Assets Under Management

Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Operations Management Group

In addition to our four segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource Groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development, legal/compliance and human resources. The OMG’s expenses are not allocated to our four reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

Our Funds

Our funds refers to the funds, alternative asset companies and other entities and accounts that are managed or co-managed by Ares. It also includes funds managed by Ivy Hill Asset Management, L.P. (“IHAM”), a wholly owned portfolio company of ARCC, and a registered investment adviser.

Performance Related Earnings

Performance related earnings (or “PRE”) is a measure used to assess our investment performance. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and investment income earned from our Consolidated Funds and non-consolidated funds.

Permanent Capital

Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”) and Ares Multi-Strategy Credit Fund, Inc. (“ARMF”); such funds may be required, or elect, to return all or a portion of capital gains and investment income.

Total Fee Revenue	Total fee revenue refers to the sum of segment management fees and net performance fees.